                                                                   February 2011
--------------------------------------------------------------------------------
                                                Free Writing Prospectus
                                                Filed Pursuant to Rule 433
                                                Registration Statement No. 333-162195
                                                Dated February 8, 2011

Deutsche Bank Commodity Indices

February 2011
                                                                               1

Contents

Section

1. Optimum Yield Indices
    - DB Commodity Booster - DJUBS Index
    - DB Commodity Booster DJUBS - TV14 Index
    - DB Commodity Booster - Benchmark Index
2. Mean Reversion Indices
    - DBLCI - MR Index
    - DBLCI - Mean Reversion Enhanced Index
    - DB MR Enhanced 15 Index
    - DBLCI - MR+ Index
3. Market Neutral Indices
    - DB Commodity Harvest Index
    - DB Commodity Harvest - 10 Index
4. Long-Short Indices
    - DBLCI Commodity Momentum Index
5. DB Commodity Allocator Index
6. DB Commodity Risk Parity 18 Index
7. DB Commodity Apex 14 Index

Appendix

1 Appendix

Deutsche Bank

2

Executive Summary
The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class
                                                                               3

DB Commodity — Family of Indices
Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS			✓		
DB Commodity Booster DJUBS – TV14			✓		✓
DB Commodity Booster – Benchmark			✓		
DBLCI-MR	✓				
DBLCI-MR+	✓	✓			
DBLCI – Mean Reversion Enhanced	✓		✓		
DB MR Enhanced 15	✓		✓		✓
DB Commodity Harvest			✓		
DB Commodity Harvest – 10			✓		✓
DBLCI Commodity Momentum Index		✓			
DB Commodity Allocator	✓	✓	✓		
DB Commodity Risk Parity 18 Index	✓	✓	✓	✓	✓
DB Commodity Apex 14 Index	✓	✓	✓	✓	✓

Deutsche Bank
4

Optimum Yield Indices

Section 1
                                                                               5

DB Commodity Booster -- DJUBS
Index Summary

[]   Composition of DB Commodity Booster DJUBS Index: The DB Commodity Booster
     -- DJUBS Index has the same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEU)
                                                                               6

DB Commodity Booster -- DJUBS
Index Construction

Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

                               [GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
  31 January 2011
                                                                               7

DB Commodity Booster -- DJUBS
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Index Sector Exposure 1
--------------------------------------------------------------------------------
Sector                Current Weight (%)
Energy                            32.7
Precious Metal                   13.25
Industrial Metal                 17.78
Agriculture                      36.28
--------------------------------------------------------------------------------

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DB Commodity Booster -- DJUBS has been retrospectively calculated and did not exist prior to 27 February 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS Index would have been lower than the
     Index as a result of fees and / or costs
2    Sharpe Ratio = annualized return / volatility
3    Data is as of 31 January 2011. Statistics shown are for excess return indices.
                                                                               8

DB Commodity Booster DJUBS -- TV14
Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVE)
                                                                               9

DB Commodity Booster DJUBS -- TV14
Index Construction

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

                               [GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
  31 January 2011
                                                                              10

DB Commodity Booster DJUBS -- TV14
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Index Exposure 1
--------------------------------------------------------------------------------
Current Exposure to DB
Commodity Booster -- DJUBS                79.10%
--------------------------------------------------------------------------------
Underlying Sector              Current Weight (%)
Energy                                      32.7
Precious Metal                             13.25
Industrial Metal                           17.78
Agriculture                                36.28
--------------------------------------------------------------------------------

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DB Commodity Booster -- DJUBS and DB Commodity Booster
     DJUBS -- TV14 have been retrospectively calculated and did not exist prior to 27 February 2008 and 8 August 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS -- TV14 Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 31 January 2011. Statistics shown are for excess return indices. Current weights shown are for DB Commodity Booster -- DJUBS Index

                                                                              11

DB Commodity Booster -- Benchmark
Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

                                                                              12

DB Commodity Booster -- Benchmark
Index Construction

Index replicates the SandP GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

                               [GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
  31 January 2011
                                                                              13

DB Commodity Booster -- Benchmark
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Index Sector Exposure 1
--------------------------------------------------------------------------------
Sector                        Current Weight (%)
Energy                                     66.12
Precious Metal                              3.01
Industrial Metal                            8.32
Agriculture and Livestock                  22.52
--------------------------------------------------------------------------------

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 31 January 2011. Statistics shown are for excess return indices.
                                                                              14

Mean Reversion Indices

Section 2
                                                                              15

DBLCI -MR
Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)
                                                                              16

DBLCI-MR
Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

                               [GRAPHIC OMITTED]

Source: Deutsche Bank, 2010 Notes:
1 Base Weights of DBLCI-MR Index
2 Current Weights as of 31 January 2011
                                                                              17

DBLCI -MR
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Weighting 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 31 January 2011. Statistics shown are for excess return indices.
                                                                              18

DBLCI -- Mean Reversion Enhanced
Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREU)
                                                                              19

DBLCI -- Mean Reversion Enhanced
Index Construction

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

                               [GRAPHIC OMITTED]

Source: Deutsche Bank, 2010 Notes:
1 Base Weights of DBLCI-MR Enhanced Index
2 Current Weights as of 31 January 2011
                                                                              20

DBLCI -- Mean Reversion Enhanced
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Weighting 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DBLCI-MR have been retrospectively calculated and did not exist prior to 25 July 2008 and 28
     February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI -- Mean Reversion
     Enhanced Index would have been lower than the Index as a result of fees and
     / or costs
2    Data is as of 31 January 2011. Statistics shown are for excess return indices.
                                                                              21

DB MR Enhanced 15
Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)
                                                                              22

DB MR Enhanced 15
Index Construction

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

                               [GRAPHIC OMITTED]

Note:
1 Base Weights of DBLCI -- Mean Reversion Enhanced Index
2 Current Weights of DBLCI-Mean Reversion Enhanced Index as of 31 January 2011

                                                                              23

DB MR Enhanced 15
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Note:
1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced 15
     have been retrospectively calculated and did not exist prior to 25 July
     2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR
     Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.
2    Data is as of 31 January 2011. Statistics shown are for excess return indices.
                                                                              24

DBLCI MR+
Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI -MR) will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)
                                                                              25

DBLCI MR+
Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to DBLCI -MR but limit potential drawdowns by employing a momentum algorithm

                               [GRAPHIC OMITTED]

Note:
1 Base Weights of DBLCI-MR Index
2 Current Weights of DBLCI-MR Index as of 31 January 2011
3 Returns are calculated as of 6(th) business day of each month, from January
  2010 to January 2011.
                                                                              26

DBLCI MR+
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Weighting 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 31 January 2011. Statistics shown are for excess return indices.
                                                                              27

Market Neutral Indices

Section 3
                                                                              28

DB Commodity Harvest
Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHLEU)
                                                                              29

DB Commodity Harvest
Index Construction

Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

                               [GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of
  31 January 2011
                                                                              30

DB Commodity Harvest
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Index Constituents (1)
--------------------------------------------------------------------------------
Index                                      Current Weight (%)
DB Commodity Booster -- Benchmark                        100
Light Energy
SandP Goldman Sachs Light Energy Index                 --100
--------------------------------------------------------------------------------

Performance Analysis (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DB Commodity Harvest and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest
     Index have been lower than the Index as a result of fees and / or costs
2    Statistics shown are for excess return indices. Data is as of 31 January
     2011
                                                                              31

DB Commodity Harvest -- 10
Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEA)
                                                                              32

DB Commodity Harvest -- 10
Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

                               [GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
  31 January 2011
                                                                              33

DB Commodity Harvest -- 10
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DB Commodity Harvest - 10 and DB Commodity Harvest have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
     The performance of any investment product based on the DB Commodity Harvest
     - 10 Index have been lower than the Index as a result of fees and / or costs.
2    Statistics shown are for excess return indices. Data is as of 31 January
     2011
                                                                              34

Long-Short Indices

Section 4
                                                                              35

DBLCI Commodity Momentum
Index Summary

[]   Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times. Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[]   Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn,
     Wheat, Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver

[]   Bullish / Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[]   Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1. If nine or more commodities commodities have a bearish signal, then EI is -1. Otherwise it is zero.

[]   Rebalancing: Each month, if the 45 day moving average of EI is greater than
     50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month. If it is less than -50%, the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50% and 50%, the strategy provides no exposure for the following month

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMMOUE)
                                                                              36

DBLCI Commodity Momentum
Index Construction

                               [GRAPHIC OMITTED]

                                                                              37

DBLCI Commodity Momentum
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 January 2011
                                                                              38

DB Commodity Allocator Index

Section 5
                                                                              39

DB Commodity Allocator
Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:
1 ERAC: Excess Return After Cost
                                                                              40

DB Commodity Allocator
Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility

                               [GRAPHIC OMITTED]

-    BETA: (DBLCI -MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market -neutral exposure to commodities.

Notes:
1    Weights of SandP GSCI Light Energy Index shown are: current weights (Base
     Weights). Current weights are as of 31 January 2011
2    Base Weights of DBLCI -- Mean Reversion Enhanced Index
3    Current weights of DBLCI -- Mean Reversion Enhanced Index as of 31 January
     2011
                                                                              41

DB Commodity Allocator
Index Construction

                               [GRAPHIC OMITTED]

Notes:
1 Returns are calculated as of 3(rd) to last business day of each month, from
  January 2010 to January 2011.
                                                                              42

DB Commodity Allocator
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure
Exposure to DB MR Enhanced ERAC (2): 100.00% Exposure to DB Commodity Harvest
USD ERAC Leveraged (2): 0.00%
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the Index as a result of fees and / or costs.
2    Statistics shown are for excess return indices. Data is as of 31 January
     2011
                                                                              43

DB Commodity Risk Parity 18 Index

Section 6
                                                                              44

DB Commodity Risk Parity 18
Index Summary

[]   Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
     Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]   Components: The 4 sector indices used to construct the index are: DBLCI-OY
     Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal
     Index and DBLCI-OY Agriculture Index.

[]   Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]   Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)
                                                                              45

DB Commodity Risk Parity 18
Index Construction

                               [GRAPHIC OMITTED]

Note:
1 Current weights are as of 31 January 2011
                                                                              46

DB Commodity Risk Parity 18
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs.
2    Statistics shown are for excess return indices. Data is as of 31 January
     2011
                                                                              47

DB Commodity Apex 14 Index

Section 7
                                                                              48

DB Commodity Apex 14

Index Summary

- Attempts to generate reliable returns independent of market cycle
  - ⇨ By combining 3 well-established, yet uncorrelated commodities strategies – mean reversion, momentum, and carry – the Apex index aims to generate extremely stable returns from the commodities markets
- **Components:** Allocates exposure monthly between Mean Reversion (the DBLCI MR Enhanced Index), Carry (the DB Commodity Harvest Index), and Momentum (the DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5% and capped at 65%. Exposure to the resulting basket is further scaled to target a volatility of 14%.
- **DBLCI MR Enhanced:** Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification
- **DB Commodity Harvest:** The DB Commodity Harvest Index goes short the S&P Goldman Sachs Light Energy Index and long the DB Commodity Booster – Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology
- **DBLCI Commodity Momentum**: The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.
- **Transparency:** Rule-based index with the closing level published daily on Bloomberg (DBCMAP14)

Deutsche Bank
49

DB Commodity Apex 14
Index Construction

                               [GRAPHIC OMITTED]

Note:
1 Weights; as of 14 January 2011
                                                                              50

DB Commodity Apex 14
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure 2
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes:
1    Source: Bloomberg. DB Commodity Apex 14 index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Apex 14 Index would have been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 January 2011
2    Data is till 14 Jan 2011. These are the exposure of constituents to DB
     Commodity Apex 14 index
                                                                              51

Appendix

Appendix 1
                                                                              52

Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]   Underlying price movement

[]   Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]   Collateral Yield [] Interest earned on capital held as collateral

[]   Spot Return [] Change in front month futures contract

[]   Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

    Excess Return = Spot Return + Roll Return Total Return = Excess Return +
                                Collateral Yield

   Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

                                                                              53

Mean Reversion

[]   The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

          Historical Commodity Allocation of the DBLCI -MR since 2006
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

DBLCI -MR 1999 Outperformance to DBLCI
--------------------------------------------------------------------------------
     Outperformance
Year             (%)
2005         --10.93
2006           36.15
2007            7.82
2008            4.17
2009           12.12
2010            1.30
--------------------

Source: Bloomberg Notes:
1    Past performance is not a guarantee of future results
2    The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance
3    Data is as of 31 December 2010. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates
                                                                              54

MR+

[]   DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index

[]   Mandatory rebalancing takes place on a monthly basis

[]   At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess
     Return strategy is determined based on the performance of the DBLCI-MR TM
     Excess Return over the previous 12 months

[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR TM Excess Return over previous 12-months, 11-months, 10-months ...
     3-months, 2-months, 1-month

[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero. The current allocation is 100% (see table)

[]   Rules based momentum strategy with no human intervention, only execution

[]   The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Notes: Returns are calculated as of 6(th) business day of each month, from
January 2010 to January 2011.
                                                                              55

Optimized Yield
Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[]   Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market)
     or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

                               [GRAPHIC OMITTED]

[]   Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[]   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)
                                                                              56

Optimized Yield

Annualized Excess returns from Jan 2001 to Jan 2011. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

Energy Sector
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Base Metals Sector
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Agriculture Sector
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Precious Metals Sector
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Source: Bloomberg Notes:
1    All indices have been retrospectively calculated and did not exist prior to
     31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future
2    Data as of 31 January 2011
                                                                              57

Target Volatility
Applying Volatility Targeting to Potentially Control Risk

                               [GRAPHIC OMITTED]
                                                                              58

Risk-Parity Technology

[]   On each rebalance date we calculate the total index risk, R , on that date according to the formula

                               [GRAPHIC OMITTED]

[]   Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree -of-freedom open. Constraint 3) above fixes this final degree
     -of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures
                                                                              59

Comparative Performance Statistics

                               [GRAPHIC OMITTED]

Source: Bloomberg. Data as of 31 January 2011

Notes: Statistics shown for "Other asset classes" are computed using Total
       Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero
       All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future
1    Annualised return based on total return and excess return
2    Annualised vol of the daily lognormal returns
3    Data available from 31 July 2001 only, Hence the statistics calculated is not for entire 10Y period
                                                                              60

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced	DBLCMREU <Index>	25 July 08
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS	DBCMBDEU <Index>	27 February 08
DB Commodity Booster DJUBS – TV14	DBCMBTVE <Index>	08 August 09
DB Commodity Harvest	DBCMHLEU <Index>	15 December 07
DB Commodity Harvest – 10	DBCMHVEA <Index>	14 October 08
DB Commodity Allocator	DBLCABER <Index>	24 October 09
DB Commodity Risk Parity 18 Index	DBCMRPTV <Index>	August 2010
DBLCI Commodity Momentum Index	DBCMMOUE <Index>	18 October 10
DB Commodity Apex 14 Index	DBCMAP14 <Index>	18 October 10
DB Commodity Harvest USD ERAC	DBLCHNUE <Index>	13 October 08
DB MR Enhanced ERAC	DBLCMREN <Index>	24 October 09
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank

61

Optimized Yield

Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	21-Jun-11	DBLCOCLE Index	31 May 06
Brent Crude Oil	11-Feb-11	DBLCYECO Index	31 May 06
Heating Oil	31-May-11	DBLCOHOE Index	31 May 06
RBOB Gasoline	30-Nov-11	DBLCYERB Index	31 May 06
Gasoil	10-Jun-11	DBLCYEGO Index	31 May 06
Natural Gas	28-Sep-11	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	21-Sep-11	DBLCOALE Index	31 May 06
Copper	16-Mar-11	DBLCYECU Index	31 May 06
Zinc	18-May-11	DBLCYEZN Index	31 May 06
Nickel	17-Aug-11	DBLCYENI Index	31 May 06
Lead	17-Aug-11	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	29-Aug-11	DBLCOGCE Index	31 May 06
Silver	28-Dec-11	DBLCYESI Index	31 May 06
Agriculture			
Wheat	14-Jul-11	DBLCOWTE Index	31 May 06
Kansas Wheat	14-Jul-11	DBLCYEKW Index	31 May 06
Corn	14-Dec-11	DBLCOCNE Index	31 May 06
Soybean	14-Nov-11	DBLCYESS Index	31 May 06
Cotton	07-Dec-11	DBLCYECE Index	31 May 06
Sugar	30-Jun-11	DBLCYESB Index	31 May 06
Coffee	21-Mar-11	DBLCYEKC Index	31 May 06
Cocoa	16-Mar-11	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 31 January 2011

Deutsche Bank

62

Risk Considerations

[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]   The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll Yield strategy may not be successful in achieving the desired objective

[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[]   The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities. However, indices employing the
     Momentum strategy may not be successful in achieving the desired objective

[]   The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the
     Risk Parity strategy may not be successful in achieving the desired objective

[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the
     Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield
     strategies, will be successful in achieving the desired objective

[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial
                                                                              63

Risk Considerations (Cont'd)

Past Performance

[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]   Some of the indices described herein have very limited performance history

Backtesting

[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
     Deutsche Bank AG has filed with the SEC for more complete information about
     Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.
     Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409
                                                                              64

Disclaimer

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                                                                              65